UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        LEGACY COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                   NEVADA                               87-0579824
  (State of incorporation or organization)   (IRS Employer Identification No.)

            210 NORTH 1000 EAST
               ST. GEORGE, UT                              84770
 (Address of principal executive offices)               (Zip Code)


Securities registered under Section 12(b) of the Act:

            TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-125907.

      Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Legacy Communications Corporation (the "Registrant") hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-125907), as originally filed with the Securities and Exchange Commission (the "Commission") on June 17, 2005 or subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement.

ITEM 2. EXHIBITS.

      The following exhibits are incorporated by reference herein as indicated below:

--------------------------------------------------------------------------------
   EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
--------------------------------------------------------------------------------

      3.1 Articles of Incorporation (Filed with original registration statement on June 16, 2005)

      3.2 Restated Articles of Incorporation (Filed with original registration statement on June 16, 2005)

      3.3   By-Laws (Filed with original registration statement on June 16,
            2005)

      3.4 Amended By-Laws (Filed with original registration statement on June 16, 2005)

      4.1 Specimen Stock Certificate for Common Stock, $.001 par value (Filed with Pre-effective Amendment No. 4 on January 30, 2006)

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   LEGACY COMMUNICATIONS CORPORATION


Date:  June 15, 2006               By: /s/ E. Morgan Skinner, Jr.
                                       ---------------------------------
                                       E. Morgan Skinner, Jr., President